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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2003

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

CPB Inc.
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS

        On April 25, 2003, Central Pacific Financial Corp. (the "Company") issued a Press Release announcing shareholder approval of its name change from "CPB Inc." to "Central Pacific Financial Corp." The Articles of Amendment to Change Corporate Name as filed with the State of Hawaii Department of Commerce and Consumer Affairs (the "DCCA") was deeded effective by the DCCA as of April 23, 2003. A copy of the Press Release is set forth in Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a)

      Exhibits

      99.1

      Press Release dated April 25, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPB INC. (Registrant)
Date: April 25, 2003	/s/ GLENN K.C. CHING Glenn K.C. Ching Vice President and Secretary

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SIGNATURES